Exhibit 4.4

FORM OF
AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this “Amendment”), dated as of November       , 2013, is by and between YX Genomics, Inc., a Delaware corporation (“YXGI”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Warrant Agent and BGS Acquisition Corp., a British Virgin Islands business company (“BGS Corp.”), entered into a Warrant Agreement on March 20, 2012 (the “Original Agreement”); and

WHEREAS, on November       , 2013 (the “Business Combination Effective Date”), (1) BGS Corp. merged with and into its wholly owned subsidiary, YXGI, with YXGI surviving, thereby completing a redomestication of BGS Corp. into Delaware (the “Redomestication”), and (2) TransnetYX Holding Corp. merged with and into BGS Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of YXGI, thus completing the Business Combination; and

WHEREAS, each BGS Corp. Ordinary Share will be automatically exchanged for one share of common stock, par value $0.001 per share, of YXGI (the “Common Stock”) and each BGS Corp. Warrant will be automatically exchanged for one warrant for the purchase of one share of Common Stock (the “YX Warrants”); and

WHEREAS, as a result of the Business Combination, each of the Placement Warrants were converted into 1/20th of a share of Common Stock and are no longer outstanding as of the Business Combination Effective Date; and

WHEREAS, as a result of the Redomestication and the related assumption of the obligations of BGS Corp. under the Original Agreement, the parties hereto wish to enter into this Amendment.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby amend the Original Agreement as follows:

1.           The recitals are hereby incorporated into this Amendment by reference.  Any capitalized terms used but not defined herein shall have the same meaning as in the Original Agreement.

2.           Each reference in the Original Agreement to “Company” shall be deemed to refer to YXGI, as successor in interest to BGS Corp.

3.           Each reference in the Original Agreement to “Ordinary Shares” shall be deemed to refer to the Common Stock.

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4.         Each reference in the Original Agreement to “Warrants” shall be deemed to refer to the YX Warrants.

5.         Each reference in the Original Agreement to “Warrant Certificate” shall be deemed to refer to the Amended and Restated Warrant Certificate attached to this Amendment as Exhibit A.

6.         Section 2.5 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Intentionally Omitted.”

7.         Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“3.2.  Duration of Warrants.  A Warrant may be exercised only during the period (the “Exercise Period”) commencing on December ___, 2013, which is thirty (30) days after the date on which the Company completed the acquisition of TransnetYX Holding Corp. (the “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) November ___, 2018, which is the date that is five (5) years after the date on which the Company completed the Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Placement Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercisability of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective post-effective amendment or new registration statement and current prospectus in respect of the Ordinary Shares underlying the Public Warrants.  Except with respect to the right to receive the Redemption Price in the event of a redemption (as set forth in Section 6 hereof), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to the Registered Holders of the Warrants; and provided further that any such extension shall be identical in duration among all the Warrants.”

8.         Section 6.4 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Intentionally Omitted.”

9.         Exhibit A of the Original Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

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10.         Exhibit B of the Original Agreement is hereby deleted in its entirety.

11.         Unless otherwise modified or amended by this Amendment, the terms and conditions of the Original Agreement shall remain in full force and effect, provided, however, that if the terms of this Amendment conflict with any of the terms of the Original Agreement, the terms of this Supplement shall control.  This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

YX GENOMICS, INC.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

[Signature Page to Amendment No. 1 to Warrant Agreement]

EXHIBIT A

FORM OF AMENDED AND RESTATED WARRANT CERTIFICATE

[See attached.]

[Form of Amended and Restated Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

YX GENOMICS, INC.
a Delaware corporation

CUSIP

Amended and Restated
Warrant Certificate

Background

On November       , 2013 (the “Business Combination Effective Date”), (1) BGS Acquisition Corp., a British Virgin Islands business company (“BGS Corp.”), merged with and into its wholly owned subsidiary, YX Genomics, Inc., a Delaware corporation (“YXGI”), with YXGI surviving, thereby completing a redomestication of BGS Corp. into Delaware (the “Redomestication”), and (2) TransnetYX Holding Corp. merged with and into BGS Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of YXGI, thus completing the Business Combination.

Pursuant to the Redomestication, each BGS Corp. Public Warrant for Ordinary Shares outstanding immediately prior to the Redomestication is automatically converted into one warrant for one share of YXGI common stock, par value $0.001 per share (the “Common Stock”).

As a result of the Business Combination, each of the Underwriter Warrants and each of the Placement Warrants were converted into 1/20th of a share of Common Stock and are no longer outstanding as of the Business Combination Effective Date.

As a result of the Redomestication, for purposes of this Warrant and the Warrant Agreement, (1) any reference to the “Company” shall be deemed to refer to YXGI, (2) any reference to a “Warrant” or the “Warrants” shall be deemed to refer to the YXGI Warrants for the purchase of Common Stock, including references to “Public Warrants” and “UPO Warrants,” and (3) any reference to the “Ordinary Shares” shall be deemed to refer to the Common Stock.

Warrant Terms

This Warrant Certificate certifies that                                     , or registered assigns, is the registered holder of                                      warrants (the “Warrants”) to purchase common stock, par value $0.001 per share (the “Common Stock”) of YX Genomics, Inc. (the “Company”).  Each Warrant entitles the holder, upon exercise during the Exercise Period, as set forth in the Warrant Agreement referred to on the reverse hereof, to receive from the Company that number of fully paid and nonassessable Shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”), as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” if permitted by the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $10.00 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period, which will commence on December       , 2013 and terminate at 5:00 p.m., New York City time, on the earlier to occur of: (1) November       , 2018, (2) the liquidation of the Company, or (3) the Redemption Date, and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

YX GENOMICS, INC.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

[Form of Amended and Restated Warrant Certificate]

[REVERSE]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued pursuant to a Warrant Agreement dated as of March 20, 2012 (the “Warrant Agreement”), duly executed and delivered by BGS Acquisition Corp., the predecessor of the Company, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants, with such definitional changes as are set forth in the Background section on the face of this Amended and Restated Warrant Certificate. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” if permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any of the shares of Common Stock issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Common Stock is current, except through “cashless exercise” if permitted by the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration or transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

EXHIBIT A

ELECTION TO PURCHASE

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                                     shares of Common Stock and herewith tenders payment for such shares to the order of YX Genomics, Inc. (the “Company”) in the amount of $                                    in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                    , whose address is                                     and that such shares be delivered to                                     whose address is                                    . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                    , whose address is                                    , and that such Warrant Certificate be delivered to                                    , whose address is                                    .

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement that allows for such cashless exercise and (ii) the holder hereof shall complete the following:

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                    , whose address is                                    , and that such Warrant Certificate be delivered to                                    , whose address is                                    .

Date:                                    , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

EXHIBIT B

LEGEND

THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO DECEMBER       , 2013, EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO HEREIN) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

No.	Warrants